Exhibit 99.1

Press Release

For immediate release

Company contact: Jennifer Martin, Vice President - Investor Relations, 303-312-8155

Bill Barrett Corporation Announces Intent to Offer $400 Million of Senior Notes

DENVER — March 5, 2012 — Bill Barrett Corporation (NYSE: BBG) today announced its intent to offer, subject to market and other conditions, a series of senior notes due 2022 in aggregate principal amount of $400 million.  The Company intends to use the net proceeds from the offering to repay borrowings under its revolving credit facility and for general corporate purposes, including to repay the entire $172.5 million aggregate principal amount of its 5% Convertible Senior Notes due 2028. The Company assumes the 5% Convertible Senior Notes will be put to the Company on March 20, 2012 pursuant to the terms of the indenture governing the 5% Convertible Senior Notes due 2028.  The notes are being offered pursuant to a prospectus supplement to the Company’s currently effective shelf registration statement filed with the United States Securities and Exchange Commission (SEC).  The notes will be unsecured obligations of the Company and will be effectively subordinated to the Company’s existing and future secured indebtedness to the extent of the value of the assets securing that indebtedness.  Initially, all of the Company’s subsidiaries will guarantee the notes.

J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Wells Fargo Securities, LLC and BMO Capital Markets Corp. will be the joint book-running managers for the offering. This offering is being made only by means of a prospectus and related prospectus supplement.

Electronic copies of the prospectus and, when available, the preliminary prospectus supplement may be obtained from: J.P. Morgan Securities LLC at 383 Madison Avenue, New York, NY 10179, Attention High Yield Syndicate, or via telephone at 1-800-245-8812; BofA Merrill Lynch at 4 World Financial Center, 7th Floor, New York, NY 10080, Attention: Prospectus Department, via telephone at 1-800-294-1322 or via email at dg.prospectus_requests@baml.com; Deutsche Bank Securities Inc. at 100 Plaza One, Floor 2, Jersey City, NJ 07311-3901, Attention: Prospectus Department, via telephone at 1-800-503-4611 or via email at prospectus.cpdg@db.com; and from Wells Fargo Securities, LLC at 1525 West W.T. Harris Blvd.,MAC D1109-010, Charlotte, NC, 28262, Attention: Syndicate Operations, or via telephone at 1-800-326-5897; BMO Capital Markets Corp. at 3 Times Square, 28th Floor, New York, NY 10036, Attention: Syndicate Desk, or via telephone at 1-800-414-3627.

The prospectus and, when available, the preliminary prospectus supplement may also be obtained from the SEC’s website at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.

FORWARD-LOOKING STATEMENTS

This press release includes “forward-looking statements” within the meaning of the federal securities laws.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements.  These statements include the Company’s plan to complete a public offering of senior notes in aggregate principal amount of $400 million.  Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, including market conditions, operational developments with respect to the Company, and other factors described in the Company’s reports filed with the SEC.  See the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and the Company’s other filings with the SEC for a discussion of risks and uncertainties that could cause actual results to differ from those in such forward-looking statements.

ABOUT BILL BARRETT CORPORATION

Bill Barrett Corporation (NYSE: BBG), headquartered in Denver, Colorado, explores for and develops natural gas and oil in the Rocky Mountain region of the United States. Additional information about the Company may be found on its website www.billbarrettcorp.com.